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                                                                   EXHIBIT 10.02

                              CERIDIAN CORPORATION
                       BENEFIT PROTECTION TRUST AGREEMENT



                         THIRD DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 9.1 of the Ceridian Corporation Benefit Protection Trust Agreement (the "Trust Agreement"), the undersigned hereby amends the Trust Agreement in the manner described below.

1. Section 1.4 of the Trust Agreement is amended to read as follows:

         1.4 ADDITIONAL DEFINITIONS. In addition to the definitions set forth above, for purposes hereof, unless otherwise clearly apparent from the context, the following terms have the following indicated meanings:

                  (a) "Account" has the meaning set forth in Section 2.3(a).

                  (b) "Beneficiary" means one or more persons, trusts, estates or other entities, designated in accordance with a Plan, that are entitled to receive benefits under a Plan upon the death of a Participant.

                  (c) "Board" means the board of directors of the Company. When this Trust Agreement provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation of the Company's board of directors which remains in effect at the time in question.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Company" means Ceridian Corporation, formerly known as New Ceridian Corporation.

                  (f) "Company Stock" means common stock issued by the Company.

                  (g) "Committee" means the administrative committee appointed by the Company's Chief Executive Officer to administer the Trust.

                  (h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  (i) "Insolvent" has the meaning set forth in Section 3.4(a).

                  (j) "Insolvent Entity" has the meaning set forth in Section 3.4(a).



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                  (k) "IRS" means the Internal Revenue Service.

                  (l) "Participant" means a current or former employee of the Company or a Subsidiary, or a current or former director of the Company, who is a party to, or a participant under, one or more of the Plans in accordance with their terms and conditions.

                  (m) "Payment Schedule" has the meaning set forth in Section 3.3(b).

                  (n) "Plan" means any plan, program, policy or agreement pursuant to which the Company or a Subsidiary is required to provide deferred or supplemental compensation to a current or former employee of the Company or Subsidiary or a current or former director of the Company and which is listed on Schedule 1, as such schedule may be amended from time to time by the Board.

                  (o) "Subaccount" has the meaning set forth in Section 2.3(b).

                  (p) "Subsidiary" means any corporation at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned, directly or indirectly, by the Company.

                  (q) "Trust" means the trust established pursuant to this Trust Agreement as amended from time to time.

                  (r) "Trust Fund" means the assets held by the Trustee pursuant to the terms of this Trust Agreement and for the purposes of the Plans.

2. Section 2.2 of the Trust Agreement is amended to read as follows:

         2.2 CONTRIBUTIONS. The Company and the Subsidiaries, in their sole discretion, may at any time, or from time to time, make deposits of cash or other property acceptable to the Trustee in trust with the Trustee to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. In addition, the Company, in its sole discretion, may at any time, or from time to time, make deposits of Company Stock in trust with the Trustee to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. In connection with any deposit, the Committee will designate in writing to the Trustee the portion of the deposit attributable to each Account and, if applicable, Subaccount. Neither the Trustee nor any Participant or Beneficiary has any right to compel such additional deposits. The Trustee has no duty to (a) collect or enforce payment to it of any contributions, (b) require that any contributions be made, (c) compute any amount to be paid to it or (d) determine whether amounts paid comply with the terms of the Plans.

3. Section 3.2(a) of the Trust Agreement is amended to read as follows:

                  (a) To invest and reinvest the Trust Fund, together with the income therefrom, in common stock, including Company Stock, preferred stock,


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         convertible preferred stock, mutual funds, bonds, debentures, convertible debentures and bonds, mortgages, notes, time certificates of deposit, commercial paper and other evidences of indebtedness (including those issued by the Trustee or any of its affiliates), financial futures contracts, other securities, policies of life insurance, annuity contracts, options to buy or sell securities or other assets, and other property of any kind (personal, real, or mixed, and tangible or intangible).

4. Section 3.2(k) of the Trust Agreement is amended to read as follows:

                  (k) To vote all stocks and to exercise all rights incident to the ownership of stocks, bonds, or other securities or properties held in the Trust Fund, including Company Stock, and to issue proxies to vote such stocks; to enter into voting trusts for such period and upon such terms as it may determine; to give general or special proxies or powers of attorney, with or without substitution; to sell or exercise any and all subscription rights and conversion privileges; to sell or retain any and all stock dividends; to oppose, consent to, or join in any plan of reorganization, readjustment, merger, or consolidation in respect to any corporation whose stocks, bonds, or other securities are a part of the Trust Fund, including becoming a member of any stockholders' or bondholders' committee; to accept and hold any new securities issued pursuant to any plan of reorganization, readjustment, merger, consolidation, or liquidation; to pay any assessments on stocks or securities or to relinquish the same; and to otherwise exercise any and all rights and powers to deal in and with the securities and properties held in the Trust Fund in the same manner and to the same extent as any individual owner and holder thereof might do.

5. Section 3.4(a) of the Trust Agreement is amended by adding a new final sentence which reads as follows:

         Company Stock or other assets contributed by the Company for the benefit of a Participant who is or was an employee of a Subsidiary with respect to his or her service as such is subject to the claims of the creditors of both the Company and the Subsidiary in the event that either the Company or the Subsidiary becomes an Insolvent Entity.

6. Section 9.7(a)(1) of the Trust Agreement is amended to read as follows:

                  (1) By the Company and the Trustee, provided, however, that
         (A) if an amendment would in any way adversely affect the rights created by the Plans or this Trust Agreement of any Participant or Beneficiary in the Trust Fund, each and every Participant and Beneficiary whose rights in the Trust Fund would be adversely affected must consent to the amendment before this Trust Agreement may be so amended and (B) no consent is required pursuant to clause (A) with respect to an amendment that modifies or eliminates any provision in this Trust Agreement expressly related to Company Stock; and


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                  (2) By the Company and the Trustee as may be necessary to
         comply with laws which would otherwise render the Trust void, voidable or invalid in whole or in part.

7. Section 9.2 of the Trust Agreement is amended to read as follows:

         9.2 FINAL TERMINATION. The Trust will not terminate until the date on which Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust will be returned to the Company and the Subsidiaries. Such remaining assets will be paid by the Trustee to the Company and the Subsidiaries in such amounts and in the manner instructed by the Committee, whereupon the Trustee will be released and discharged from all obligations hereunder; provided, that any Company Stock or other assets contributed by the Company for the benefit of a Participant who is or was an employee of a Subsidiary with respect to his or her service as such may only be paid by the Trustee to the Company. From and after the date of termination and until final distribution of the Trust Fund, the Trustee will continue to have all of the powers provided herein as are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

8. Item 2 of Schedule 1 to the Trust Agreement is amended to read as follows:

         2. Ceridian Corporation Deferred Compensation Plan (formerly known as the Ceridian Corporation Executive Investment Plan)

The foregoing amendments are effective as of August 1, 2001.

To acknowledge and affirm the foregoing amendments, the Company and the Trustee have caused this instrument to be executed by their duly authorized officers.


U.S. BANK NATIONAL ASSOCIATION              CERIDIAN CORPORATION


By: /s/ Paul M. Dadlez                      By: /s/ Shirley J. Hughes
Title:  Assistant Vice President            Title:  Sr. Vice President
Date:  August 14, 2001                      Date:  July 26, 2001


By: /s/ M. R. Braun                         By:  /s/ William E. McDonald
Title:  Vice President                      Title:  Deputy Secretary
Date:  August 14, 2001                      Date:  July 26, 2001


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STATE OF MINNESOTA      )
                        )   ss.
COUNTY OF HENNEPIN      )

On this 26th day of July, 2001, before me personally appeared Shirley J. Hughes and William E. McDonald, to me personally known, who, being each by me duly sworn, did say that they are respectively the Senior Vice President and Deputy Secretary of Ceridian Corporation, the corporation named in the foregoing instrument and that the instrument was signed on behalf of the corporation, and they acknowledged the instrument to be the free act and deed of said corporation.



                 {SEAL}                            /s/ Pamela J. Emerson
                                                   Notary




STATE OF MINNESOTA      )
                        )   ss.
COUNTY OF RAMSEY        )

On this 14th day of July, 2001, before me personally appeared Paul M. Dadlez and
M. R. Braun, to me personally known, who, being each by me duly sworn, did say that they are respectively the Assistant Vice President and Vice President of U.S. Bank National Association, the national banking association named in the foregoing instrument and that the instrument was signed on behalf of the association, and they acknowledged the instrument to be the free act and deed of the association.



               {SEAL}                        /s/ Kathleen Donnelly
                                             Notary

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